UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2018

MONSTER DIGITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37797	27-3948465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 First Street, Suite 250 Simi Valley, California 93065	93065
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (805) 915-4775

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 3, 2018, Monster Digital, Inc. (the “Company”) received a written notification (the “Notice”) from the NASDAQ Stock Market LLC (“Nasdaq”) indicating that since the Company has not held its annual meeting of shareholders (the “Annual Meeting”) within twelve months of the end of the Company’s fiscal year-end, in accordance with Nasdaq’s Listing Rules 5620(a) and 5810(c)(2)(G), it no longer complies with Nasdaq’s Listing Rules (the “Rules”) for continued listing. The notification referenced that the Nasdaq Hearings Panel (the “Panel”) will consider this matter in rendering a determination regarding the Company’s continued listing.

The notification stated Company should present its plan detailing the timeline for soliciting proxies and holding the annual shareholder meeting to the Panel in writing no later than January 10, 2018.

On January 10, 2018, the Company responded that the closing previously disclosed reverse merger with Innovate Biophamaceuticals, Inc. would moot the requirement for the Company to hold the Annual Meeting. The Company noted that if for whatever reason the reverse merger does not close, the Company would not meet the continued listing criteria with respect to either stockholders’ equity, minimum bid or the requirement to hold an annual meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER DIGITAL, INC.

/s/ David Olert

Date: January 10, 2018	David Olert
Chief Financial Officer